UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  In connection with the review of its executive compensation arrangements by the Compensation Committee of the Board of Directors of First Financial Bancorp. (the “Company”) in October 2010, the Compensation Committee proposed a new form of named executive officer employment agreement and, effective January 1, 2011, the Company entered into new employment agreements (the “Replacement Agreements”) with each of the following named executive officers of the Company:  Claude E. Davis, Chief Executive Officer; C. Douglas Lefferson, Chief Banking Officer; J. Franklin Hall, Chief Financial Officer; Gregory A. Gehlmann, Corporate General Counsel; and Samuel J. Munafo, Chief Commercial Banking Officer.  Upon entering into the Replacement Agreements, the employment agreements described in the Company’s proxy statement for its annual meeting of shareholders dated April 15, 2010 were terminated and superseded by the Replacement Agreements.

The Replacement Agreements provide for a term commencing on January 1, 2011 and ending on April 30, 2012, which term will automatically extend for consecutive additional one-year periods unless either party gives at least 90 days written notice prior to a scheduled expiration date that the term will not renew.  Upon a change in control of the Company, the term of the Replacement Agreements will be two years from the completion of the change in control transaction.

Pursuant to the Replacement Agreements, each of the executives will continue to serve in the position that the executive held prior to entering into the agreement, as identified above.  Note that on November 30, 2010, Mr. Lefferson’s title changed from EVP, Chief Operating Officer to EVP, Chief Banking Officer and Mr. Munafo’s title changed from EVP, Banking Markets to EVP, Chief Commercial Lending Officer.  The Replacement Agreements provide that each executive will be entitled to receive an annual base salary at the rate applicable prior to entering into the agreement.  In addition, each executive will be eligible to be awarded an annual short-term bonus and an annual long-term incentive award, as determined by the Compensation Committee, with target short- and long-term award opportunities equal to a percentage of the executive’s base salary.  Each executive’s base salary, annual short-term bonus target percentage, and long-term incentive opportunity remained unchanged from as previously reported in a Current Report on Form 8-K filed by the Company on April 30, 2010.

In addition, while employed, each executive is eligible to participate in the employee benefits plans that are offered generally to the Company’s other executive officers, subject to the terms and conditions of the applicable plan.

The Replacement Agreements provide certain benefits to the executives if the Company terminates the executive’s employment without “cause" or the executive resigns his employment with "good reason" (as such terms are defined the Replacement Agreements).  Upon such a termination of employment, the executive would receive the following payments and benefits:  (1) earned and unpaid base salary and vacation pay through the date of termination, (2) continued payment of base salary for 24 months, (3) an amount equal to two times the executive’s target bonus amount, (4) outplacement assistance at the Company’s expense (at a cost of up to 5% of the executive’s base salary), (5) up to twelve months of COBRA premium payment contributions from the Company, and (6) other benefits to which the executive is entitled under the terms of the Company’s benefit plans (other than severance benefits).  The severance payments and benefits are subject to the executive’s execution and non-revocation of a release of claims against the Company and its affiliates and continued compliance with the restrictive covenants described below.

The Replacement Agreements provide that, in the event that any of the payments or benefits provided under the agreements or otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), the payments or benefits under the agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.  The prior agreements with each of the executives (other than Messrs. Munafo and Gehlmann) provided for a tax gross-up for any excise tax and related taxes on change of control payments and benefits that were considered “excess parachute payments” under the Code.

Under the Replacement Agreements, each executive is restricted from revealing confidential information of the Company and disparaging the Company.  In addition, for six months (one year for Mr. Davis) following termination of employment (other than upon termination for cause for the executives other than Mr. Davis), the executive may not compete with the Company and, for two years following termination of employment, the executive may not solicit the Company’s clients or solicit or hire the Company’s employees.

The foregoing description of the Replacement Agreements is qualified in its entirety by reference to the Replacement Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, and are incorporated herein by reference

Item 9.01	Exhibits.

(d)	Exhibits:

10.1	Employment and Non-Competition Agreement between First Financial Bancorp and Claude E. Davis, President and Chief Executive Officer dated December 28, 2010
10.2	Employment and Non-Competition Agreement between First Financial Bancorp and C. Douglas Lefferson, Executive Vice President and Chief Banking Officer dated December 31, 2010
10.3	Employment and Non-Competition Agreement between First Financial Bancorp and J. Franklin Hall, Executive Vice President and Chief Financial Officer dated January 1, 2011
10.4	Employment and Non-Competition Agreement between First Financial Bancorp and Gregory A. Gehlmann, Executive Vice President and Corporate General Counsel dated December 31, 2010
10.5	Employment and Non-Competition Agreement between First Financial Bancorp and Samuel J. Munafo, Executive Vice President and Chief Commercial Banking Officer dated December 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ Gregory A. Gehlmann
Gregory A. Gehlmann
Executive Vice President and
Corporate General Counsel

Date:  January 3, 2010

Form 8-K	First Financial Bancorp.
Exhibit Index

Exhibit No.                                 Description
10.1	Employment and Non-Competition Agreement between First Financial Bancorp and Claude E. Davis, President and Chief Executive Officer
10.2	Employment and Non-Competition Agreement between First Financial Bancorp and C. Douglas Lefferson, Executive Vice President and Chief Banking Officer
10.3	Employment and Non-Competition Agreement between First Financial Bancorp and J. Franklin Hall, Executive Vice President and Chief Financial Officer
10.4	Employment and Non-Competition Agreement between First Financial Bancorp and Gregory A. Gehlmann, Executive Vice President and Corporate General Counsel
10.5	Employment and Non-Competition Agreement between First Financial Bancorp and Samuel J. Munafo, Executive Vice President and Chief Commercial Banking Officer